UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of Earliest Event Reported):  December 9, 2010

Hanger Orthopedic Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or jurisdiction of incorporation)	1-10670 (Commission File Number)	84-0904275 (IRS Employer Identification No.)

10910 Domain Drive, Suite 300

Austin, Texas 78758

(Address of principal executive offices, including zip code)

(512) 777-3800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                          Other Events.

On December 9, 2010, Hanger Orthopedic Group, Inc. (the “Company”) issued a press release announcing the underwritten public offering of 2,000,000 shares of its common stock (the “Stock”) by Ares Corporate Opportunities Fund, L.P. (“Ares”).  On December 10, 2010, the Company, Ares and Barclays Capital Inc. (“Barclays”) entered into an Underwriting Agreement (the “Underwriting Agreement”) pursuant to which Ares agreed to sell and Barclays agreed to purchase for resale the Stock.  Additionally, on December 10, 2010, the Company issued a press release announcing the public offering price.  The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed herewith as Exhibit 1 and is incorporated herein by reference.

Item 9.01.                                          Financial Statements and Exhibits.

(a)                                  Not applicable.

(b)                                 Not applicable.

(c)                                  Not applicable.

(d)                                 Exhibits.  The following exhibits are filed herewith:

Exhibit	Document

1	Underwriting Agreement, dated as of December 10, 2010, by and among the Hanger Orthopedic Group, Inc., Ares Corporate Opportunities Fund, L.P. and Barclays Capital Inc.

99.1	Press Release Issued by the Company on December 9, 2010.

99.2	Press Release Issued by the Company on December 10, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANGER ORTHOPEDIC GROUP, INC.

By:	/s/ Thomas E. Hartman
Thomas E. Hartman
Vice President and General Counsel

Dated:  December 13, 2010

HANGER ORTHOPEDIC GROUP, INC.

Exhibit Index to Current Report on Form 8-K

Dated December 9, 2010

Exhibit
Number

1	Underwriting Agreement, dated as of December 10, 2010, by and among the Hanger Orthopedic Group, Inc., Ares Corporate Opportunities Fund, L.P. and Barclays Capital Inc.

99.1	Press Release Issued by the Company on December 9, 2010.

99.2	Press Release Issued by the Company on December 10, 2010.